UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2022

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-6671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Repurchase

On November 6, 2022, AmerisourceBergen Corporation (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Walgreens Boots Alliance Holdings LLC (the “Selling Stockholder”), pursuant to which the Company agreed to repurchase, directly from the Selling Stockholder, 3,234,153 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The price per share paid by the Company was $154.60, which equals the price at which the Underwriter (as defined below) purchased shares from the Selling Stockholder, net of underwriting discounts and commissions, in an underwritten secondary public offering that launched on November 7, 2022, whereby the Selling Stockholder sold certain other shares of Common Stock (the “Secondary Offering”). The share repurchase was completed on November 10, 2022. The aggregate price paid by the Company in the share repurchase was $500,000,053.80. The share repurchase was made under the Company’s share repurchase program and the repurchased shares will be held in treasury.

The foregoing description of the Share Repurchase Agreement is qualified in its entirety by reference to the full text of the Share Repurchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Secondary Offering

On November 10, 2022, the Selling Stockholder completed the sale of 10 million shares of Common Stock in the Secondary Offering.

The Secondary Offering was made pursuant to a prospectus supplement, dated November 7, 2022, to the prospectus, dated November 23, 2021, included in the Company’s registration statement on Form S-3 (Registration No. 333-261306), which was filed with the Securities and Exchange Commission on November 8, 2022.

In connection with the Secondary Offering, on November 7, 2022, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the Selling Stockholder and Morgan Stanley & Co. LLC (the “Underwriter”). The Company did not sell any shares in the Secondary Offering and did not receive any proceeds from the Secondary Offering.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Stockholder and includes the terms and conditions for the sale of 10 million shares of Common Stock by the Selling Stockholder to the Underwriter. The Underwriting Agreement also provides for customary indemnification by each of the Company, the Selling Stockholder and the Underwriter against certain liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

The legal opinion of Morgan, Lewis & Bockius LLP as to the validity of the shares of Common Stock sold by the Selling Stockholder in the Secondary Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and such opinion contains the consent of Morgan, Lewis & Bockius LLP to the filing of its opinion as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of November 7, 2022, by and among AmerisourceBergen Corporation, Walgreens Boots Alliance Holdings LLC and Morgan Stanley & Co. LLC.
5.1	Opinion of Morgan Lewis & Bockius LLP.
10.1	Share Repurchase Agreement, dated as of November 6, 2022, by and between AmerisourceBergen Corporation and Walgreens Boots Alliance Holdings LLC.
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Certain of the exhibits and schedules to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

November 10, 2022	By:	/s/ James F. Cleary
Name: James F. Cleary
Title: Executive Vice President and Chief Financial Officer